Exhibit 99.1

Atara Biotherapeutics Provides a Business Update

Atara renegotiates one-time milestone payment with HCRx

THOUSAND OAKS, California —(BUSINESS WIRE)— Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today announced that the Company entered into an amendment (the Amendment) to the Purchase and Sale Agreement dated as of December 20, 2022 with a fund managed by HealthCare Royalty (“HCRx”). Under the terms of the Amendment, HCRx agreed to amend the due date of the one-time of $9.0 million cash payment associated with the achievement of a certain milestone within the Amended and Restated Commercialization Agreement dated October 31, 2023, with Pierre Fabre Medicament, as amended, from June 30, 2026 to January 1, 2028.

“We are thankful for this extension to our one-time cash payment to HCRx”, said Cokey Nguyen, President and Chief Executive Officer of Atara. “This flexibility allows us to focus on addressing the concerns in the latest CRL with the agency, supporting our partners, Pierre Fabre. We believe in the potential of tabelecleucel and are optimistic about the path forward.”

In connection with the Amendment, the Company issued a warrant to purchase up to 400,000 shares of the Company’s Common Stock. The exercise price of the Warrant is equal to $0.0001 per share, subject to adjustment as provided therein, and the Warrant will be exercisable immediately and have no expiration date. The exercise of the Warrant is subject to a beneficial ownership limit as set forth in the Warrant.

“Tabelecleucel is proving to be an important option for European patients suffering from relapsed or refractory EBV+ PTLD, an ultra-rare and aggressive lymphoma”, said Clarke Futch, Chairman and Chief Executive Officer at HCRx. “This amendment to our agreement provides Atara and their partner time to work with the FDA for a path to approval in the United States, where there remain limited treatment options and significant unmet need.”

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel and (2) the timing of the $9.0 million cash payment to HCRx. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with our year-end the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of tab-cel; our ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor and Media Relations

Amber Daugherty

Sr. Director, Strategy and Operations

adaugherty@atarabio.com